EXHIBIT 32

                                  CERTIFICATION


By signing below, each of the undersigned officers hereby certifies pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his or her knowledge, (i) this report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of River Valley Bancorp.

Signed this 16th day of May 2005.


/s/ Matthew P. Forrester                    /s/ Larry C. Fouse
-------------------------------------       ------------------------------------
Matthew P. Forrester                        Larry C. Fouse
President and Chief Executive Officer       Vice President of Finance




























A signed original of this written statement required by Section 906 has been provided to River Valley Bank and will be retained by River Valley Bank and will be furnished to the Securities and Exchange Commission or its staff upon request.